Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Third Quarter 2021

Net income was $6.5 million in the third quarter of 2021. Basic earnings per share were $0.29.

Conference Call on Friday, October 29, 2021, at 10:00 a.m. Eastern Time

Richmond, VA, October 29, 2021 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the quarter ended September 30, 2021.

Financial HIGHLIGHTS

•	Net income was $6.5 million for the quarter ended September 30, 2021 compared with net income of $5.4 million in the second quarter of 2021 and net income of $4.5 million in the third quarter of 2020.

•	As a result of continued improvement in asset quality the allowance for loan losses reflected a reserve recovery of $1.250 million.

•	Net interest income was $14.8 million for the third quarter of 2021, a linked quarter increase of $298,000, or 2.1%.

•	Interest on deposits declined $85,000 on a linked quarter basis, and the associated cost of funds declined from 0.48% to 0.43%.

•	Merger related expenses of $147,000 were incurred in the third quarter.

•	Diluted earnings per share were $0.28 for the third quarter of 2021 compared with $0.24 for the second quarter of 2021 and $0.20 for the third quarter of 2020.

•	Return on average assets (ROA) was 1.48% for the third quarter of 2021 compared with 1.26% for the second quarter of 2021 and 1.12% for the third quarter of 2020. For the first nine months, ROA was 1.44% in 2021 and 0.87% in 2020.

•	Return on average equity (ROE) was 14.28% for the third quarter of 2021 compared with 12.30% for the second quarter of 2021 and 11.04% for the third quarter of 2020. For the first nine months, ROE was 14.00% in 2021 and 8.39% in 2020.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $39.1 million, or 3.3%, during the third quarter of 2021. Loans grew $53.3 million, or 4.5%, year over year.

•	Nonperforming assets were $4.0 million at September 30, 2021, $4.6 million lower than one year earlier. The ratio of nonperforming assets to loans and other real estate was 0.33% at September 30, 2021 compared with 0.75% at December 31, 2020 and 0.73% one year earlier.

•	Deposits grew $10.0 million, or 0.7%, during the third quarter of 2021, and grew $129.5 million, or 9.5%, year over year.

•	Noninterest bearing deposits grew $64.0 million, or 22.7%, year over year.

•	Net interest margin was 3.52% in the third quarter of 2021 compared with 3.58% in the second quarter of 2021 and 3.35% in the third quarter of 2020. The net interest margin was 3.58% for the first nine months of 2021 compared with 3.48% for the same period in 2020.

•	PPP loan balances, net of fees, decreased $19.2 million during the third quarter of 2021 and were $32.8 million at September 30, 2021 compared with $49.3 million at December 31, 2020 and $85.1 million at September 30, 2020.

•	Total securities, $402.9 million at September 30, 2021, increased $53.3 million during the third quarter and cash and equivalents declined $74.6 million as excess liquidity was invested into higher yielding assets.

On June 2, 2021, the Company entered into a merger agreement with United Bankshares, Inc. (“United”), the parent company of United Bank.  Under the merger agreement, United will acquire 100% of the outstanding shares of the Company’s common stock in exchange for shares of United’s common stock.  The exchange ratio will be fixed at 0.3173 of United’s shares for each share of the Company.  The merger is expected to close in the fourth quarter of 2021, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals and approval by the Company’s shareholders.  Upon closing, the Company will merge into United, and Essex Bank will merge into United Bank, with United and United Bank being the surviving entities.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The results of the quarter and the fundamentals behind the results are impressive. Loan growth was better than expected for this time of year at $39.1 million, and the pipeline remains strong. Net interest income continued to increase year over year as noninterest bearing deposits grew 22.7%. Additionally, overall asset quality is exceptional as nonperforming assets are at the lowest level in 10 years.”

Smith added, “We are excited about our pending merger with United Bank, which is on track to close in the fourth quarter this year. Becoming a part of the largest regional bank headquartered in Virginia will add enhanced products and delivery services to help us grow stronger in our markets and more value than previously possible to our customers and shareholders.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income was $6.5 million for the third quarter of 2021 compared with net income of $5.4 million in the second quarter of 2021. Earnings per share were $0.29 basic and $0.28 fully diluted for the third quarter of 2021 and $0.24 basic and fully diluted for the second quarter of 2021. Provision for loan losses reflected a credit of $1.250 million for the third quarter of 2021 compared with no provision in the second quarter of 2021. Continued improvement in credit quality was the driver behind the recapture in the third quarter of previous provision for loan losses. There was a more stable economic climate in the first nine months of 2021 compared with each quarter in 2020. Net interest income increased by $298,000, or 2.1%, in the third quarter compared with the second quarter of 2021. Net interest income was positively affected by a continuation of decreasing costs in interest expense, which declined $81,000 on a linked quarter basis. Noninterest income decreased $80,000 on a linked quarter basis while noninterest expenses decreased $82,000. Income tax expense increased $428,000 in the third quarter of 2021 compared with the prior quarter. Details of the linked quarter financial performance of the Company are presented below.

Year-over-Year Third Quarter

Net income in the third quarter of 2021 increased $2.0 million when compared to the same period in 2020. Net income was $6.5 million in the third quarter of 2021, with earnings per share of $0.29 basic and $0.28 fully diluted. Net income for the third quarter of 2020 was $4.5 million, with earnings per share of $0.20 basic and fully diluted. There was an increase of $2.1 million in net interest income, primarily from both a decline in interest expense of $1.4 million in the third quarter of 2021 compared with the same period one year earlier and an increase in interest income of $732,000 over the same comparison period. Provision for loan losses decreased $1.250 million year over year as the Company recaptured in the third quarter of 2021 previously recorded provision. Offsetting these increases to net income were an increase of $584,000 in noninterest expenses and a decrease of $91,000 in noninterest income. There was also an increase of $625,000 in income tax expense year-over-year. Details of the year-over-year financial performance of the Company are presented below.

Year-over-Year Nine Months

Net income of $18.6 million for the first nine months of 2021 reflects an increase of $8.5 million, or 84.5%, over net income of $10.1 million for the same period in 2020. Provision for loan losses reflects a reserve recovery of $2.650 million for the first nine months of 2021 compared with a provision of $4.2 million during the early stage of the COVID-19 pandemic for the first nine months of 2020. Interest expense declined $5.1 million and was $4.8 million for the first nine months of 2021 compared with $9.9 million for the first nine months of 2020. Smaller increases were in interest and dividend income, which increased $959,000, and in noninterest income, which increased $47,000 in the first nine months of 2021 compared with the same period in 2020. Offsetting these increases to net income were an increase of $2.1 million in noninterest expenses, which were $27.1 million for the first nine months of 2021, and $2.4 million greater expense in income taxes, which were $4.8 million for the first nine months of 2021.

The following table presents summary income statements for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020 and the nine months ended September 30, 2021 and September 30, 2020.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)

	For the three months ended			For the nine months ended
	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Interest income	$16,281	$16,064	$15,549	$48,205	$47,246
Interest expense	1,486	1,567	2,836	4,835	9,935
Net interest income	14,795	14,497	12,713	43,370	37,311
(Recovery of) provision for loan losses	(1,250)	-	-	(2,650)	4,200
Net interest income after (recovery of ) provision for loan losses	16,045	14,497	12,713	46,020	33,111
Noninterest income	1,381	1,461	1,472	4,470	4,423
Noninterest expense	9,110	9,192	8,526	27,057	24,993
Income before income taxes	8,316	6,766	5,659	23,433	12,541
Income tax expense	1,768	1,340	1,143	4,816	2,450
Net income	$6,548	$5,426	$4,516	$18,617	$10,091
EPS Basic	$0.29	$0.24	$0.20	$0.83	$0.45
EPS Diluted	$0.28	$0.24	$0.20	$0.82	$0.45
Fully Diluted share count	23,002	22,733	22,503	22,717	22,534
Return on average assets, annualized	1.48%	1.26%	1.12%	1.44%	0.87%
Return on average equity, annualized	14.28%	12.30%	11.04%	14.00%	8.39%

Net Interest Income

Linked Quarter Basis

Net interest income was $14.8 million for the quarter ended September 30, 2021. This was a linked quarter increase of $298,000, or 2.1%. Interest and dividend income on a linked quarter basis increased $217,000, or 1.4%, to $16.3 million for the third quarter of 2021. Interest income with respect to loans, excluding PCI loans, increased $245,000, or 1.9%, during the third quarter of 2021 when compared with the second quarter of 2021. Interest income on PCI loans decreased $76,000 on a linked quarter basis as the average balance declined $3.0 million. Excess liquidity was invested in the third quarter, and the average balance of taxable and tax-exempt securities increased by $63.0 million, or 19.5%, over the prior quarter. This resulted in a linked quarter increase of $43,000 in interest and dividends on securities.

The yield on loans for the third quarter of 2021 was 4.43% compared with 4.39% in the second quarter of 2021. The yield on all loans for the third quarter of 2021 was 4.60% and 4.58% for the second quarter of 2021. Interest income on securities was $2.1 million in the third quarter of 2021 compared with $2.0 million in the second quarter of 2021. Interest bearing bank balances income was $59,000 in the third quarter of 2021 compared with $54,000 in the second quarter of 2021.

Interest income on securities on a tax-equivalent basis equaled $2.2 million for the third quarter of 2021 and $2.1 million for the second quarter of 2021. The tax-equivalent yield on the securities portfolio was 2.25% in the third quarter of 2021 compared with 2.63% in the second quarter of 2021. As a result of these changes in rate and volume, the yield on earning assets decreased from 3.97% in the second quarter of 2021 to 3.87% in the third quarter of 2021.

Interest expense of $1.5 million in the third quarter of 2021 was a decrease of $81,000, or 5.2%, on a linked quarter basis. Interest on deposits decreased $85,000, or 6.3%. The cost of interest bearing deposits decreased from 0.48% in the second quarter of 2021 to 0.43% in the third quarter of 2021. The Company’s cost of interest bearing liabilities of 0.48% in the third quarter of 2021 was a decrease of four basis points from the prior quarter when the cost of interest bearing liabilities was 0.52%.

With the changes in net interest income noted above, the tax-equivalent net interest margin decreased on a linked quarter basis and was 3.52% in the third quarter of 2021 compared with 3.58% in the second quarter of 2021. The interest spread was 3.39% for the current quarter compared with 3.45% in the prior quarter. The Company also examined the net interest margin without the effects of PPP net fees, interest income and average balances. Excluding these PPP related items from the net interest margin calculation would have resulted in a margin of 3.39% in the third quarter of 2021 compared with the actual margin of 3.52%. The same exclusion of PPP related items would have resulted in a margin of 3.54% in the second quarter of 2021 compared with the actual margin of 3.58%. The yield on the loan portfolio would have been 4.28% in the third quarter of 2021 when excluding the PPP related items versus the actual yield of 4.43%. The yield on the loan portfolio would have been 4.38% in the second quarter of 2021 when excluding the PPP related items versus the actual yield of 4.39%. The yield on earning assets would have been 3.75% for the third quarter of 2021 without the PPP related items as opposed to the actual yield of 3.87%. For the second quarter of 2021, the yield on earning assets would have been 3.94% without the PPP related items compared to the actual yield of 3.97%.

Year-over-Year Third Quarter

Net interest income increased $2.1 million, or 16.4%, from the third quarter of 2020 to the third quarter of 2021. Net interest income was $14.8 million in the third quarter of 2021 compared with $12.7 million for the same period in 2020. Interest and dividend income increased $732,000, or 4.7%, over this time period. In the third quarter of 2021, $785,000 in PPP net origination fees were recognized as income versus $331,000 in the same period of 2020. Interest and fees on loans were $13.4 million in the third quarter of 2021, an increase of $681,000, or 5.3%, over the same period in 2020. Interest and fees on PCI loans decreased by $254,000 and were $708,000 in the third quarter of 2021. Securities income was $2.1 million in the third quarter of 2021, an increase of $367,000 over the same period in 2020. Income on interest on deposits in other banks decreased by $62,000 year over year.

The average balance of the loan portfolio, excluding PCI loans, increased by $34.3 million year over year and averaged $1.204 billion for the third quarter of 2021. The average balance of the PCI portfolio declined $11.7 million during the year-over-year comparison period. The average balance of securities increased by $136.9 million in the third quarter of 2021 compared with the same period one year earlier. The average balance of total earning assets increased $162.2 million, or 10.7%, from the third quarter of 2020 to the third quarter of 2021. The yield on earning assets decreased from 4.09% in the third quarter of 2020 to 3.87% in the third quarter of 2021. The change in yield on earning assets was the culmination of the decrease in the yield on securities, from 2.89% in the third quarter of 2020 to 2.25% in the third quarter of 2021 and in the yield on interest bearing bank balances, from 0.68% to 0.32% year over year. The yield on total loans increased year over year, from 4.55% in the third quarter of 2020, to 4.60% for the same period in 2021.

Interest expense decreased $1.4 million, or 47.6%, when comparing the third quarter of 2021 and the third quarter of 2020. Interest expense on deposits decreased $1.4 million, or 51.7%, as the cost declined from 0.96% in the third quarter of 2020 to 0.43% for the same period in 2021. The average balance of interest bearing deposits increased $74.5 million, or 6.9%. This growth was from non-maturity deposit sources. First, there was an increase of $82.8 million, or 41.2%, in the average balance of interest bearing checking accounts, which averaged $283.8 million in the third quarter of 2021. Additionally, there was an increase of $63.6 million in the average balance of savings and money market accounts from the third quarter of 2020 to the same period in 2021. Offsetting these increases was a decrease of $71.9 million in the average balance of time deposits, to $540.9 million for the third quarter of 2021. FHLB and other borrowings costs were stable over the time frame and were 1.22% in the third quarter of 2021 compared with 1.19% for the same period in 2020. All of the above contributed to the reduction of interest expense for interest bearing liabilities by $1.4 million despite an increase of $72.4 million in the average amount outstanding. Also noteworthy is that, although not an interest bearing category, a sizeable amount of funding was generated in the third quarter of 2021 by a year-over-year average balance increase of $63.3 million in noninterest bearing deposits. The amount of liquidity in the banking system, along with lower interest rates and a shift in deposit balances, decreased the cost of interest bearing liabilities from 0.97% in the third quarter of 2020 to 0.48% in the third quarter of 2021.

The tax-equivalent net interest margin increased 17 basis points, from 3.35% in the third quarter of 2020 to 3.52% in the third quarter of 2021. Likewise, the interest spread increased from 3.12% to 3.39% over the same time period.  The increase in the margin was precipitated by a decrease of 22 basis points in the yield on earning assets compared with a greater decline of 49 basis points in the cost of interest bearing liabilities applied against growth of $162.2 million, or 10.7%, in earning assets. As noted in the linked quarter discussion above, without the effects of PPP related items, the net interest margin would have been 3.39% in the third quarter of 2021. Without the effects of PPP related items, the net interest margin would have been 3.39% in the third quarter of 2020.

Year-over-Year Nine Months

Net interest income was $43.4 million for the nine months of 2021. This is an increase of $6.1 million, or 16.2%, from net interest income of $37.3 million for the first nine months of 2020. Interest and dividend income increased by $959,000 over this time frame. Interest and dividend income was impacted by volume increases offset by a decline in yield. First, there was an increase of $929,000, or 2.4%, in interest and fees on loans, which increased as a result of growth of $73.0 million, or 6.5%, in the average balance of loans in 2021 over 2020. The yield on loans declined from 4.59% for the first nine months of 2020 to 4.43% for the same period in 2021. Interest and fees on PCI loans declined by $773,000, or 24.8%. The yield on the PCI portfolio was 15.54% for the first nine months of 2021 compared with 13.71% for the first nine months of 2020. Interest and dividends on securities increased by $861,000 in the first nine months of 2021 compared with the same period in 2020. The average balance of the securities portfolio increased $91.0 million, or 37.9%, and the yield declined from 2.95% for the first nine months of 2020 to 2.48% for the same period in 2021. The yield on earning assets was 3.98% for the first nine months of 2021, a decline of 40 basis points from 4.38% in the first nine months of 2020. The yield on total loans, which includes PCI loans and PPP loans, declined from 4.83% for the first nine months of 2020 compared with 4.62% for the same period in 2021.

Interest expense of $4.8 million for the first nine months of 2021 was a decrease of $5.1 million, or 51.3%, from interest expense of $9.9 million for the first nine months of 2020. The cost of interest bearing liabilities decreased over this time frame from 1.17% for the first nine months of 2020 to 0.54% for the same period in 2021. Interest on deposits decreased $5.0 million due to a decline in the rate paid from 1.16% for the first nine months of 2020 to 0.50% for the first nine months of 2021. The average balance of interest bearing liabilities increased over this time frame by $67.3 million, or 6.0%. Short term borrowing expense decreased by $24,000, and the cost of FHLB and other borrowings decreased by $35,000, or 5.0%, as the rate paid decreased from 1.30% for the first nine months of 2020 to 1.23% for the first nine months of 2021.

The changes noted to interest income and interest expense led to an increase in the net interest margin from 3.48% for the first nine months of 2020 to 3.58% for the same period in 2021. The interest spread also increased over this time frame from 3.21% in 2020 to 3.44% in 2021. Excluding PPP related items from the net interest margin calculation would have resulted in a margin of 3.50% for the first nine months of 2021 compared with the actual margin of 3.58%. Excluding PPP related items from the net interest margin calculation for the first nine months of 2020 would have resulted in a margin of 3.49% for the first nine months of 2020 compared with the actual margin of 3.48%. The yield on the loan portfolio for the first nine months of 2021 would have been 4.36% excluding PPP related items versus the actual yield of 4.43%. The yield on the loan portfolio for the first nine months of 2020 would have been 4.68% excluding PPP related items versus the actual yield of 4.59%. The yield on earning assets for the first nine months of 2021 would have been 3.91% without PPP related items as opposed to the actual yield of 3.98%. The yield on earning assets for the first nine months of 2020 would have been 4.44% without PPP related items as opposed to the actual yield of 4.38%.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020 and the nine months ended September 30 2021 and September 30, 2020.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)

	For the three months ended
	30-Sep-21	30-Jun-21	30-Sep-20
Average interest earning assets	$1,679,564	$1,633,672	$1,517,374
Interest income	$16,281	$16,064	$15,549
Interest income - tax-equivalent	$16,374	$16,153	$15,640
Yield on interest earning assets	3.87%	3.97%	4.09%
Average interest bearing liabilities	$1,228,482	$1,199,036	$1,156,089
Interest expense	$1,486	$1,567	$2,836
Cost of interest bearing liabilities	0.48%	0.52%	0.97%
Net interest income	$14,795	$14,497	$12,713
Net interest income - tax-equivalent	$14,888	$14,586	$12,804
Interest spread	3.39%	3.45%	3.12%
Net interest margin	3.52%	3.58%	3.35%

	For the nine months ended
	30-Sep-21	30-Sep-20
Average interest earning assets	$1,627,852	$1,443,925
Interest income	$48,205	$47,246
Interest income - tax-equivalent	$48,474	$47,521
Yield on interest earning assets	3.98%	4.38%
Average interest bearing liabilities	$1,196,940	$1,129,625
Interest expense	$4,835	$9,935
Cost of interest bearing liabilities	0.54%	1.17%
Net interest income	$43,370	$37,311
Net interest income - tax-equivalent	$43,639	$37,586
Interest spread	3.44%	3.21%
Net interest margin	3.58%	3.48%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was a recovery of $1.250 million of previously recorded provision for loan losses in the third quarter of 2021 compared with no provision in either of the second quarter of 2021 or the third quarter of 2020. The recovery of $2.650 million of provision for loan losses for the first nine months of 2021 compares with a provision of $4.2 million for the first nine months of 2020.

The recovery of provision recorded in the first and third quarters of 2021 was due to continued improvement in the quality of the loan portfolio and an overall improvement in the risks associated with the potential economic impact of the COVID-19 pandemic, which continued through the third quarter of 2021. Beginning in the first quarter of 2020, management performs a review of each loan within the portfolio to identify, and monitor on a going forward basis, those borrowers that management believed to be possibly impacted by the COVID affected economy. Loans identified with increased risk are aggregated by loan type. During the first and second quarter of 2020, this analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to a provision for loan losses of $4.2 million for the first half of 2020. The Company determined that no provision was necessary for the third or fourth quarters of 2020 after a similar analysis and review process. The loan portfolio has exhibited a trend over the last year of lower nonaccrual loans, lower other real estate loans, very low charge-offs and a gradual improvement in risk grades as previously COVID deferred loan relationships return to their original payment terms.

With respect to the PCI portfolio, no provision was recorded during the first nine months of 2021 or 2020 due to the stable nature of the portfolio’s performance. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.4 million for the third quarter of 2021, an $80,000 decrease compared with the second quarter of 2021. Other noninterest income decreased $138,000 on a linked quarter basis and was $297,000 for the third quarter of 2021. Gain (loss) on securities transactions, net improved by $21,000 and were net losses of $7,000 in the third quarter of 2021 compared with net losses of $28,000 in the second quarter of 2021. Service charges and fees of $671,000 in the third quarter of 2021 increased $20,000 on a linked quarter basis. Mortgage loan income increased $20,000 on a linked quarter basis and was $255,000 in the third quarter of 2021 compared with $235,000 in the prior quarter. Income on bank owned life insurance was $165,000 in the third quarter of 2021 and $168,000 in the second quarter of 2021.

Year-over-Year Third Quarter

Noninterest income of $1.4 million in the third quarter of 2021 was a decrease of $91,000, or 6.2%, compared with the third quarter of 2020. Other noninterest income declined by $85,000 year over year and was $297,000 in the third quarter of 2021. Gains (loss) on securities transactions decreased $85,000 year over year as securities losses of $7,000 were recognized in the third quarter of 2021 compared with gains of $78,000 in the third quarter of 2020. Offsetting these decreases to noninterest income was an increase of $58,000 in service charges and fees, which were $671,000 in the third quarter of 2021. Additionally, mortgage loan income of $255,000 in the third quarter of 2021 was an increase of $27,000 year over year.

Year-over-Year Nine Months

Noninterest income was $4.5 million for the first nine months of 2021, an increase of $47,000, or 1.1%, over noninterest income of $4.4 million for the first nine months of 2020. Other noninterest income was $1.2 million for the first nine months of 2021, an increase of $205,000 over the same period in 2020. Service charges and fees of $2.0 million for the first nine months of 2021 was an increase of $184,000 over the same period in 2020. Gain (loss) on securities transactions, net exhibited the greatest decline, $300,000, and reflected a net loss of $19,000 recognized for the first nine months of 2021 compared with gains of $281,000 for the same period in 2020. Income on bank owned life insurance was $499,000 for the first nine months of 2021, a decrease of $19,000 from the same period in 2020. Mortgage loan income was $810,000 for the first nine months of 2021, a decrease of $12,000 over the same period in 2020.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $9.1 million for the third quarter of 2021, as compared with $9.2 million for the second quarter of 2021, a decrease of $82,000, or 0.9%. Other operating expenses decreased $546,000, from $2.3 million in the second quarter of 2021 to $1.8 million in the third quarter of 2021. The decrease was partially due to $570,000 in merger related expenses from legal, professional and director fees during the second quarter of 2021. Also, there was an assessment of the fair value of a low income housing tax credit investment that resulted in a downward adjustment of $154,000 in the second quarter. Data processing fees of $673,000 in the third quarter of 2021 was a decrease of $68,000 over the linked quarter. Equipment expenses were $275,000 in the third quarter of 2021 and decreased $42,000 on a linked quarter basis. Offsetting these decreases to noninterest expenses were a number of categories that increased on a linked quarter basis. Other real estate expenses, net, increased $436,000 on a linked quarter basis and were $5,000 for the third quarter of 2021. Other real estate expenses, net reflected a credit of $431,000 in the second quarter of 2021 and reflected gains on the disposition of other real estate owned in the second quarter of 2021. Salaries and employee expenses of $5.4 million in the third quarter of 2021 was an increase of $56,000, or 1.0%, on a linked quarter basis. FDIC assessment of $161,000 in the third quarter of 2021 was a linked quarter increase of $53,000, as there were retroactive rate adjustments by the FDIC in the second quarter of 2021. Occupancy expenses increased by $29,000, from $761,000 in the second quarter of 2021 to $790,000 in the third quarter of 2021.

Year-over-Year Third Quarter

Noninterest expenses of $9.1 million for the third quarter of 2021 was an increase of $584,000, or 6.8%, from noninterest expenses of $8.5 million for the third quarter of 2020. The largest component of the increase was an increase in other operating expenses, which increased by $375,000, from $1.4 million in the third quarter of 2020, to $1.8 million for the same period in 2021. Salaries and employee benefits of $5.4 million in the third quarter of 2021 increased $367,000, or 7.3%, over the third quarter of 2020. This increase is comprised mainly of $146,000 in merger related expenses incurred during the third quarter of 2021, combined with increases of $71,000 in professional fees, $459,000 in marketing expense and $50,000 in telephone and data expenses. Data processing fees of $673,000 in the third quarter of 2021 reflected an increase of $17,000 year over year. Offsetting these increases was a year-over-year decline of $82,000 in other real estate expenses, net, which were $5,000 in the third quarter of 2021. Equipment expenses were $275,000 in the third quarter of 2021 compared with $330,000 for the same period in 2020, a decrease of $55,000, or 16.7%. Occupancy expenses, $790,000 in the third quarter of 2021, declined $25,000 from the same period in 2020. FDIC assessment, which was $161,000 in the third quarter of 2021, declined by $13,000 year over year.

Year-over-Year Nine Months

Noninterest expenses were $27.1 million for the nine months ended September 30, 2021, an increase of $2.1 million, or 8.3%, compared with the same period in 2020. Other operating expenses were $5.7 million and increased by $1.4 million, or 31.7%, in the first nine months of 2021 compared with the same period in 2020. Part of the increase is attributed to $717,000 in merger related expenses, $154,000 for the low income housing tax credit investment adjustment, a $201,000 increase in legal fees, and a $114,000 increase in professional fees incurred during the second quarter of 2021. Salaries and employee benefits of $16.0 million were an increase of $1.2 million, or 7.8%, for the first nine months of 2021 over the same period in 2020. Data processing fees, which were $2.0 million, increased by $201,000, or 11.0%, for the first nine months of 2021 over the same period in 2020. Other real estate expenses, net, decreased $504,000 as a result of gains recognized in the second quarter of 2021 on the disposition of other real estate owned. Also offsetting these increases were a decline of $167,000 in equipment expenses, which was $880,000 for the first nine months of 2021, and a decrease of $33,000 in occupancy expenses, which was $2.4 million for the first nine months of 2021.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020.

OTHER OPERATING EXPENSES

(Unaudited)

(Dollars in thousands)

	For the three months ended
	30-Sep-21	30-Jun-21	31-Dec-20	30-Sep-20
Bank franchise tax	$257	$257	$237	$237
Stationery, printing and supplies	170	152	138	167
Marketing expense	138	140	89	79
Credit expense	73	92	114	71
Outside vendor fees	220	110	146	177
Other expenses	940	1,593	726	692
Total other operating expenses	$1,798	$2,344	$1,450	$1,423

Income Taxes

Income tax expense was $1.8 million for the third quarter of 2021 compared with income tax expense of $1.3 million and $1.1 million for the second quarter of 2021 and the third quarter of 2020, respectively. The effective tax rate was 21.3% for the third quarter of 2021, 19.8% for the second quarter of 2021 and 20.2% for the third quarter of 2020.

Income tax expense was $4.8 million for the first nine months of 2021 compared with $2.5 million for the same period in 2020. The effective tax rate was 20.6% for the first nine months of 2021 compared with an effective tax rate of 19.5% for the first nine months of 2020.

FINANCIAL CONDITION

Total assets were $1.771 billion at September 30, 2021 and increased $126.5 million, or 7.7%, when compared with December 31, 2020. Total loans, excluding PCI loans, were $1.231 billion at September 30, 2021, increasing $48.6 million, or 4.1%, from year end 2020. Total PCI loans were $15.7 million at September 30, 2021 versus $24.0 million at December 31, 2020.

At September 30, 2021, there were 13 loans with an aggregate outstanding balance of $15.8 million under COVID-19 related payment relief. Two PCI loans comprised $1.3 million of this total.

Loans, net of fees that the Bank originated under the PPP were $32.8 million at September 30, 2021, $52.0 million at June 30, 2021, $67.7 million at March 31, 2021, $49.3 million at December 31, 2020 and $85.1 million at September 30, 2020. All of these balances have been included in commercial loans. As a result of the economic conditions that existed during 2020 and the first nine months of 2021, commercial loans balances, excluding PPP loans, have been stagnant and declined by $2.1 million since December 31, 2020 and $1.7 million since September 30, 2020. Commercial real estate loans, the largest category of loans at $542.4 million, or 44.1% of gross loans outstanding at September 30, 2021, increased $67.6 million, or 14.2%, since December 31, 2020. Construction and land development loans were $200.9 million at September 30, 2021 and represent 16.3% of the loan portfolio. This category has grown $18.6 million during the first nine months of 2021. Residential 1 – 4 family loans declined during the first nine of 2021 by $19.1 million, or 9.7%, and ended the period at $178.1 million, or 14.5% of the portfolio.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020.

LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	30-Sep-21		30-Jun-21		31-Dec-20		30-Sep-20
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$178,099	14.47%	$182,929	15.35%	$197,228	16.68%	$204,366	17.35%
Commercial	542,418	44.06	506,951	42.53	474,856	40.16	452,677	38.44
Construction and land development	200,878	16.32	180,215	15.12	182,277	15.42	159,766	13.57
Second mortgages	7,078	0.57	6,893	0.58	6,360	0.54	6,488	0.55
Multifamily	80,245	6.52	72,918	6.12	78,158	6.61	77,787	6.60
Agriculture	7,748	0.63	7,841	0.66	6,662	0.56	7,138	0.61
Total real estate loans	1,016,466	82.57	957,747	80.36	945,541	79.97	908,222	77.12
Commercial loans	206,801	16.80	224,437	18.83	225,386	19.06	257,362	21.85
Consumer installment loans	6,841	0.56	8,452	0.71	9,996	0.85	10,606	0.90
All other loans	873	0.07	1,205	0.10	1,439	0.12	1,519	0.13
Gross loans	1,230,981	100.00%	1,191,841	100.00%	1,182,362	100.00%	1,177,709	100.00%
Allowance for loan losses	(9,929)		(11,006)		(12,340)		(12,328)
Loans, net of unearned income	$1,221,052		$1,180,835		$1,170,022		$1,165,381

The Company’s securities portfolio, excluding restricted equity securities, was $394.9 million at September 30, 2021 and increased $102.4 million, or 35.0%, during the first nine months of 2021 and $138.3 million, or 53.8%, since September 30, 2020. U.S. Treasury issues decreased by $3.6 million during the first nine months of 2021. U.S. Government agencies increased $27.0 million during the first nine months of 2021 and were $52.8 million at September 30, 2021. State, county and municipal securities, the largest investment category totaling $212.3 million at September 30, 2021, increased by $65.4 million during the first nine months of 2021. Asset backed securities, consisting of student loan pools 97% guaranteed by the U.S. Government, increased $9.3 million during the first three quarters of 2021 and were $46.7 million at September 30, 2021. Mortgage backed securities were $38.9 million at September 30, 2021 and grew by $6.7 million during 2021. Corporate securities were $24.2 million at September 30, 2021.

The Company had cash and cash equivalents of $49.1 million at September 30, 2021 compared with $63.2 million at year end 2020. This category grew to $123.6 million at June 30, 2021 but decreased during the third quarter of 2021 as funds were invested into higher earning loans and securities. Interest bearing bank balances were $23.6 million at September 30, 2021 compared with $45.1 million at December 31, 2021 and peaked at $102.0 million at June 30, 2021.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at September 30, 2021, December 31, 2020 and September 30, 2020.

SECURITIES PORTFOLIO

(Unaudited)

(Dollars in thousands)

	30-Sep-21		31-Dec-20		30-Sep-20
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale

U.S. Treasury issue	$19,896	19,880	$23,500	$23,499	$12,500	$12,500
U.S. Government agencies	52,948	52,808	25,880	25,853	19,942	19,745
State, county, and municipal	187,999	193,291	118,612	125,720	109,976	116,534
Mortgage backed securities	37,885	38,908	30,434	32,189	28,086	29,951
Asset backed securities	45,951	46,729	36,841	37,488	28,748	28,986
Corporate	23,749	24,229	26,136	26,598	25,454	25,937
Total securities available for sale	$368,428	375,845	$261,403	$271,347	$224,706	$233,653

	30-Sep-21		31-Dec-20		30-Sep-20
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity

State, county, and municipal	$19,052	$19,844	$21,176	$22,257	$23,026	$24,118

Total securities held to maturity	$19,052	19,844	$21,176	22,257	$23,026	24,118

Interest bearing deposits at September 30, 2021 were $1.153 billion, an increase of $53.3 million, or 4.8%, from December 31, 2020. Interest bearing checking accounts of $276.2 million grew by $36.6 million, or 15.3%, during the first nine months of 2021 and $75.1 million, or 37.3%, year over year. The balance of interest bearing checking accounts decreased by $8.8 million during the third quarter of 2021. Money market deposit accounts were $184.8 million at September 30, 2021 and grew $30.2 million, or 19.6%, during the first nine months of 2021 and $26.2 million, or 16.5%, year over year. Savings accounts totaled $151.1 million at September 30, 2021 and grew $9.0 million, or 6.3%, during the third quarter of 2021 and $26.7 million, or 21.5%, during the first nine months of 2021. Strong growth in these non-maturity categories for the year has allowed the Bank to react to lower interest rates through proactive repricing in certificates of deposit, the highest costing deposit category. As a result, time deposits less than or equal to $250,000 decreased by $27.8 million, or 6.1%, in the first nine months of 2021 and were $425.1 million at September 30, 2021.Year over year, time deposits less than or equal to $250,000 declined $43.5 million, or 9.3%. Time deposits over $250,000 declined $12.5 million in the first nine months of 2021 and were $115.9 million at September 30, 2021. Year over year, time deposits over $250,000 declined by $25.5 million, or 18.0%. Time deposit balances combined were 46.9% of interest bearing deposits at September 30, 2021 and 36.1% of all deposit balances. This is a decline from 52.9% of interest bearing balances and 41.6% of all deposit balances at December 31, 2020. The growth in interest bearing checking accounts, money market accounts and savings accounts, as well as in noninterest bearing checking accounts, was $140.4 million during the first nine months of 2021. A portion of this growth was associated with the PPP loans originated during 2020 and 2021 and stimulus checks issued under the CARES Act, as well as previously postponed business activity that resulted from the COVID-19 stay-at-home orders.

The following table compares the mix of interest bearing deposits at September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020.

INTEREST BEARING DEPOSITS
(Unaudited)
(Dollars in thousands)
	30-Sep-21	30-Jun-21	31-Dec-20	30-Sep-20
Interest Bearing Checking Accounts	$276,222	$285,044	$239,628	$201,121

MMDA	184,750	182,702	154,503	158,569
Savings	151,090	142,110	124,384	118,007
Time deposits less than or equal to $250,000	425,072	425,837	452,885	468,549
Time deposits over $250,000	115,947	113,423	128,400	141,417
Total interest bearing deposits	$1,153,081	$1,149,116	$1,099,800	$1,087,663

FHLB borrowings were $67.3 million at September 30, 2021 compared with $57.8 million at December 31, 2020 and $68.0 million at September 30, 2020. The stable level of FHLB borrowings during 2020 and into 2021 has been due to the FHLB swiftly responding to the March 16, 2020 rate cut of 1.50% to the discount rate by repricing advances downward to ensure low cost liquidity for the banking system. As a result, the Bank has found this level of borrowing to be a stable source of low cost funding. The average rate paid on FHLB borrowings was 1.23% during the first nine months of 2021. There were Federal funds purchased of $2.7 million at September 30, 2021 compared with no Federal funds purchased at December 31, 2020.

Shareholders’ equity was $184.3 million at September 30, 2021, or 10.4% of total assets, compared with $169.7 million, or 10.3% of total assets, at December 31, 2020.

Asset Quality – excluding PCI loans

Nonperforming loans were $3.8 million at September 30, 2021, a decrease of $735,000 from December 31, 2020. Nonperforming loans declined $444,000 year over year. Total non-performing assets totaled $4.0 million at September 30, 2021 compared with $8.9 million at December 31, 2020. Non-performing assets declined $4.6 million, or 53.4%, year over year. On April 7, 2021, the Company sold an item included in other real estate owned at March 31, 2021 in the amount of $3.8 million, and this sale was the primary reason for the decline in non-performing assets. There were net recoveries of $239,000 in the first nine months of 2021.

The allowance for loan losses equaled 263.4% of nonaccrual loans at September 30, 2021 compared with 276.7% at December 31, 2020. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.33% at September 30, 2021 compared with 0.75% at December 31, 2020.

The allowance for loan losses to total loans was 0.81% at September 30, 2021 compared with 1.04% at December 31, 2020 and 1.05% at September 30, 2020. The volume of PPP loans originated since the second quarter of 2020 impacted the ratio. PPP loans, net of fees, were $32.8 million at September 30, 2021 and $49.3 million at December 31, 2020. When excluding PPP loans, the allowance for loan losses to total loans would have been 0.83% and 1.09% at September 30, 2021 and December 31, 2020, respectively. These loans are fully guaranteed by the SBA in accordance with the CARES Act; therefore, no allowance is required. The Company monitors and adjusts the allowance for loan losses based on loans requiring a reserve.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Unaudited)
(Dollars in thousands)	2021			2020
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$11,006	$10,828	$12,340	$12,328	$12,238
Provision for loan losses	(1,250)	-	(1,400)	-	-
Net (charge-offs) recoveries	173	178	(112)	12	90
End of period	$9,929	$11,006	$10,828	$12,340	$12,328

10

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)
(Unaudited)
(Dollars in thousands)	2021			2020
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20
Nonaccrual loans	$3,770	$3,555	$3,496	$4,460	$4,214
Loans past due 90 days and accruing interest	-	-	33	45	-
Total nonperforming loans	3,770	3,555	3,529	4,505	4,214
Other real estate owned	255	364	4,313	4,361	4,416
Total nonperforming assets	$4,025	$3,919	$7,842	$8,866	$8,630
Allowance for loan losses to loans	0.81%	0.92%	0.90%	1.04%	1.05%
Allowance for loan losses to nonaccrual loans	263.37	309.59	309.73	276.68	292.55
Nonperforming assets to loans and other real estate	0.33	0.33	0.65	0.75	0.73
Net charge-offs/(recoveries) to average loans	(0.06)%	(0.06)%	0.04%	0.03%	0.04%

A further breakout of nonaccrual loans, excluding PCI loans, at September 30, 2021, June 30, 2021, December 31, 2020, and September 30, 2020 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Unaudited)
(Dollars in thousands)
	30-Sep-21	30-Jun-21	31-Dec-20	30-Sep-20
Mortgage loans on real estate:
Residential 1-4 family	$1,168	$1,316	$1,357	$1,338
Commercial	602	953	730	764
Construction and land development	2	2	44	572

Agriculture	-	-	45	51
Total real estate loans	$1,772	$2,271	$2,176	$2,725
Commercial loans	1,998	1,284	2,264	1,470
Consumer installment loans	-	-	20	19
Gross loans	$3,770	$3,555	$4,460	$4,214

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.7% at September 30, 2021 compared with 13.6% at December 31, 2020. The tier 1 risk-based capital ratio was 13.0% at September 30, 2021 and 12.7% at December 31, 2020. The Bank’s tier 1 leverage ratio was 10.3% at September 30, 2021 and 10.1% at December 31, 2020.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 13.3% at September 30, 2021 and 12.7% at December 31, 2020.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, October 29, 2021, at 10:00 a.m. Eastern Time to discuss the financial results for the third quarter of 2021. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on October 29, 2021, until 9:00 a.m. Eastern Time on November 19, 2021. The replay will be available by dialing 877-344-7529 and entering access code 10161610 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

11

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the pending merger with United Bankshares, including its closing on the expected terms and schedule, the costs associated with completing it and integrating the businesses, and business operations until and through its closing; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

12

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in thousands, except per share data)
	30-Sep-21	30-Jun-21	31-Dec-20	30-Sep-20
Assets
Cash and due from banks	$25,485	$21,414	$17,845	$18,689
Interest bearing bank deposits	23,591	101,996	45,118	56,795
Federal funds sold	-	234	222	-
Total cash and cash equivalents	49,076	123,644	63,185	75,484

Securities available for sale, at fair value	375,845	321,759	271,347	233,653
Securities held to maturity, at cost	19,052	19,824	21,176	23,026
Equity securities, restricted, at cost	8,049	8,049	8,436	8,875
Total securities	402,946	349,632	300,959	265,554

Loans held for sale	-	-	-	1,151

Loans	1,230,981	1,191,841	1,182,362	1,177,709
Purchased credit impaired (PCI) loans	15,679	17,943	24,040	27,146
Allowance for loan losses	(9,929)	(11,006)	(12,340)	(12,328)
Allowance for loan losses – PCI loans	(156)	(156)	(156)	(156)
Net loans	1,236,575	1,198,622	1,193,906	1,192,371

Bank premises and equipment, net	26,967	27,297	27,897	28,197
Bank premises and equipment held for sale	1,507	1,507	1,507	1,589
Right-of-use lease assets	4,811	5,053	5,530	5,766
Other real estate owned	255	364	4,361	4,416
Bank owned life insurance	30,528	30,363	30,029	29,858
Other assets	18,635	17,731	17,435	17,851
Total assets	$1,771,300	$1,754,213	$1,644,809	$1,622,237

Liabilities
Deposits:
Noninterest bearing	$345,721	$339,712	$298,901	$281,679
Interest bearing	1,153,081	1,149,116	1,099,800	1,087,663
Total deposits	1,498,802	1,488,828	1,398,701	1,369,342

Federal funds purchased	2,698	-	-	940
Federal Home Loan Bank borrowings	67,333	67,500	57,833	68,000
Trust preferred capital notes	4,124	4,124	4,124	4,124
Lease liabilities	5,045	5,297	5,787	6,027
Other liabilities	8,961	8,733	8,710	8,014
Total liabilities	1,586,963	1,574,482	1,475,155	1,456,447

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,464,593, 22,451,463, 22,200,929 and 22,321,000 shares issued and outstanding, respectively)	225	225	222	223
Additional paid in capital	151,905	151,522	149,822	150,708
Retained earnings	27,787	22,811	13,419	9,300
Accumulated other comprehensive income	4,420	5,173	6,191	5,559
Total shareholders' equity	184,337	179,731	169,654	165,790
Total liabilities and shareholders' equity	$1,771,300	$1,754,213	$1,644,809	$1,622,237

13

COMMUNITY BANKERS TRUST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2021	30-Sep-21	30-Jun-21	2020	30-Sep-20	30-Jun-20
Interest and dividend income
Interest and fees on loans	$39,787	$13,441	$13,196	$38,858	$12,760	$13,012
Interest and fees on PCI loans	2,348	708	784	3,121	962	1,062
Interest on deposits in other banks	173	59	54	231	121	41
Interest and dividends on securities
Taxable	4,885	1,723	1,695	4,000	1,362	1,287
Nontaxable	1,012	350	335	1,036	344	349
Total interest and dividend income	48,205	16,281	16,064	47,246	15,549	15,751
Interest expense
Interest on deposits	4,174	1,262	1,347	9,215	2,614	3,182
Interest on borrowed funds	661	224	220	720	222	209
Total interest expense	4,835	1,486	1,567	9,935	2,836	3,391

Net interest income	43,370	14,795	14,497	37,311	12,713	12,360
(Recovery of) provision for loan losses	(2,650)	(1,250)	-	4,200	-	900
Net interest income after (recovery of ) provision for loan losses	46,020	16,045	14,497	33,111	12,713	11,460

Noninterest income
Service charges and fees	2,001	671	651	1,817	613	532
Gain (loss) on securities transactions, net	(19)	(7)	(28)	281	78	242
Gain on sale of loans	-	-	-	11	-	-
Income on bank owned life insurance	499	165	168	518	171	173
Mortgage loan income	810	255	235	822	228	373
Other	1,179	297	435	974	382	296
Total noninterest income	4,470	1,381	1,461	4,423	1,472	1,616

Noninterest expense
Salaries and employee benefits	15,968	5,408	5,352	14,806	5,041	4,613
Occupancy expenses	2,387	790	761	2,420	815	778
Equipment expenses	880	275	317	1,047	330	345
FDIC assessment	481	161	108	455	174	156
Data processing fees	2,022	673	741	1,821	656	573
Other real estate expenses, net	(415)	5	(431)	89	87	(4)
Other operating expenses	5,734	1,798	2,344	4,355	1,423	1,412
Total noninterest expense	27,057	9,110	9,192	24,993	8,526	7,873

Income before income taxes	23,433	8,316	6,766	12,541	5,659	5,203
Income tax expense	4,816	1,768	1,340	2,450	1,143	1,043
Net income	$18,617	$6,548	$5,426	$10,091	$4,516	$4,160

14

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)

	Three months ended
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20
Interest and dividend income
Interest and fees on loans	$13,441	$13,196	$13,150	$13,622	$12,760
Interest and fees on PCI loans	708	784	856	932	962
Interest on deposits in other banks	59	54	60	107	121
Interest and dividends on securities
Taxable	1,722	1,695	1,467	1,373	1,362
Nontaxable	350	335	327	337	344
Total interest and dividend income	16,281	16,064	15,860	16,371	15,549
Interest expense
Interest on deposits	1,262	1,347	1,565	2,151	2,614
Interest on borrowed funds	224	220	217	221	222
Total interest expense	1,486	1,567	1,782	2,372	2,836

Net interest income	14,795	14,497	14,078	13,999	12,713
(Recovery of) provision for loan losses	(1,250)	-	(1,400)	-	-
Net interest income after (recovery of ) provision for loan losses	16,045	14,497	15,478	13,999	12,713

Noninterest income
Service charges and fees	671	651	679	777	613
Gain (loss) on securities transactions, net	(7)	(28)	16	3	78
Gain on sale of loans	-	-	-	-	-
Income on bank owned life insurance	165	168	166	171	171
Mortgage loan income	255	235	320	294	228
Other	297	435	447	280	382
Total noninterest income	1,381	1,461	1,628	1,525	1,472

Noninterest expense
Salaries and employee benefits	5,408	5,352	5,208	5,332	5,041
Occupancy expenses	790	761	836	758	815
Equipment expenses	275	317	288	320	330
FDIC assessment	161	108	212	184	174
Data processing fees	673	741	608	632	656
Other real estate expenses, net	5	(431)	11	63	87
Other operating expenses	1,798	2,344	1,592	1,450	1,423
Total noninterest expense	9,110	9,192	8,755	8,739	8,526

Income before income taxes	8,316	6,766	8,351	6,785	5,659
Income tax expense	1,768	1,340	1,708	1,328	1,143
Net income	$6,548	$5,426	$6,643	$5,457	$4,516

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended September 30, 2021			Three months ended June 30, 2021
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,203,674	$13,441	4.43%	$1,204,691	$13,196	4.39%
PCI loans, including fees	16,789	708	16.51	19,827	784	15.63
Total loans	1,220,463	14,149	4.60	1,224,518	13,980	4.58
Interest bearing bank balances	73,098	59	0.32	86,130	54	0.25
Federal funds sold	225	-	0.12	208	-	0.08
Securities (taxable)	332,322	1,723	2.07	272,556	1,695	2.49
Securities (tax exempt)(1)	53,456	443	3.32	50,260	424	3.37
Total earning assets	1,679,564	16,374	3.87	1,633,672	16,153	3.97
Allowance for loan losses	(11,312)			(11,037)
Non-earning assets	101,745			104,716
Total assets	$1,769,997			$1,727,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$283,809	$125	0.18	$268,525	$119	0.18
Savings and money market	331,981	201	0.24	323,137	205	0.25
Time deposits	540,934	936	0.69	535,455	1,023	0.77
Total interest bearing deposits	1,156,724	1,262	0.43	1,127,117	1,347	0.48
Short-term borrowings	139	-	0.19	134	-	0.20
FHLB and other borrowings	71,619	224	1.22	71,785	220	1.22
Total interest bearing liabilities	1,228,482	1,486	0.48	1,199,036	1,567	0.52
Noninterest bearing deposits	344,320			337,907
Other liabilities	13,776			13,921
Total liabilities	1,586,578			1,550,864
Shareholders’ equity	183,419			176,487
Total liabilities and
Shareholders’ equity	$1,769,997			$1,727,351
Net interest earnings		$14,888			$14,586
Interest spread			3.39%			3.45%
Net interest margin			3.52%			3.58%

Tax-equivalent adjustment:
Securities		93			89

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended September 30, 2021			Three months ended September 30, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,203,674	$13,441	4.43%	$1,169,330	$12,760	4.33%
PCI loans, including fees	16,789	708	16.51	28,480	962	13.21
Total loans	1,220,463	14,149	4.60	1,197,810	13,722	4.55
Interest bearing bank balances	73,098	59	0.32	70,590	121	0.68
Federal funds sold	225	-	0.12	127	-	0.07
Securities (taxable)	332,322	1,723	2.07	198,296	1,362	2.75
Securities (tax exempt)(1)	53,456	443	3.32	50,551	435	3.44
Total earning assets	1,679,564	16,374	3.87	1,517,374	15,640	4.09
Allowance for loan losses	(11,312)			(12,424)
Non-earning assets	101,745			108,772
Total assets	$1,769,997			$1,613,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$283,809	$125	0.18	$200,995	$112	0.22
Savings and money market	331,981	201	0.24	268,350	241	0.36
Time deposits	540,934	936	0.69	612,848	2,261	1.46
Total interest bearing deposits	1,156,724	1,262	0.43	1,082,193	2,614	0.96
Short-term borrowings	139	-	0.19	1,611	1	0.21
FHLB and other borrowings	71,619	224	1.22	72,285	221	1.19
Total interest bearing liabilities	1,228,482	1,486	0.48	1,156,089	2,836	0.97
Noninterest bearing deposits	344,320			281,026
Other liabilities	13,776			12,980
Total liabilities	1,586,578			1,450,095
Shareholders’ equity	183,419			163,627
Total liabilities and
Shareholders’ equity	$1,769,997			$1,613,722
Net interest earnings		$14,888			$12,804
Interest spread			3.39%			3.12%
Net interest margin			3.52%			3.35%

Tax-equivalent adjustment:
Securities		93			91

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,199,965	$39,787	4.43%	$1,127,002	$38,858	4.59%
PCI loans, including fees	19,924	2,348	15.54	29,917	3,121	13.71
Total loans	1,219,889	42,135	4.62	1,156,919	41,979	4.83
Interest bearing bank balances	76,484	173	0.30	46,620	231	0.66
Federal funds sold	210	-	0.09	159	-	0.36
Securities (taxable)	280,295	4,885	2.32	190,035	4,000	2.81
Securities (tax exempt)(1)	50,974	1,281	3.35	50,192	1,311	3.48
Total earning assets	1,627,852	48,474	3.98	1,443,925	47,521	4.38
Allowance for loan losses	(11,594)			(11,023)
Non-earning assets	104,124			108,056
Total assets	$1,720,382			$1,540,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$267,862	$382	0.19	$184,415	$304	0.22
Savings and money market	315,779	589	0.25	243,311	749	0.41
Time deposits	542,195	3,203	0.79	629,598	8,162	1.73
Total interest bearing deposits	1,125,836	4,174	0.50	1,057,324	9,215	1.16
Short-term borrowings	236	-	0.21	2,038	24	1.57
FHLB and other borrowings	70,868	661	1.23	70,263	696	1.30
Total interest bearing liabilities	1,196,940	4,835	0.54	1,129,625	9,935	1.17
Noninterest bearing deposits	332,509			237,198
Other liabilities	13,644			13,849
Total liabilities	1,543,093			1,380,672
Shareholders’ equity	177,289			160,286
Total liabilities and
shareholders’ equity	$1,720,382			$1,540,958
Net interest earnings		$43,639			$37,586
Interest spread			3.44%			3.21%
Net interest margin			3.58%			3.48%

Tax-equivalent adjustment:
Securities		269			$275

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.